FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR SECOND QUARTER 2023

Marlborough, Mass. (July 27, 2023) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $3.599 billion during the second quarter of 2023, growing 11.0 percent on a reported basis, 12.0 percent on an operational1 basis and 11.6 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income attributable to Boston Scientific common stockholders of $261 million or $0.18 per share (EPS), compared to $246 million or $0.17 per share a year ago, and achieved adjusted3 EPS of $0.53 for the period, compared to $0.44 a year ago.

"We had another quarter of excellent results fueled by our innovative portfolio, strong commercial execution and the high performance of our global team,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “We are excited about our long-term outlook and robust pipeline of unique innovations to address unmet patient needs.”

Second quarter financial results and recent developments:

•Reported net sales of $3.599 billion, representing an increase of 11.0 percent on a reported basis, compared to the company's guidance range of 6.5 to 8.5 percent; 12.0 percent on an operational basis; and 11.6 percent on an organic basis, compared to the company's guidance range of 7 to 9 percent, all compared to the prior year period.

•Reported GAAP net income attributable to Boston Scientific common stockholders of $0.18 per share, compared to the company's guidance range of $0.23 to $0.27 per share, and achieved adjusted EPS of $0.53 per share, compared to the guidance range of $0.48 to $0.50 per share.

•Achieved the following net sales growth in each reportable segment, compared to the prior year period:
◦MedSurg: 9.0 percent reported, 9.6 percent operational and 8.8 percent organic
◦Cardiovascular: 12.2 percent reported, 13.4 percent operational and organic

•Achieved the following net sales growth in each region, compared to the prior year period:
◦U.S.: 9.1 percent reported and operational
◦EMEA (Europe, Middle East and Africa): 9.6 percent reported and 9.3 percent operational
◦APAC (Asia-Pacific): 18.0 percent reported and 24.5 percent operational
◦LACA (Latin America and Canada): 16.9 percent reported and 17.4 percent operational
◦Emerging Markets4: 18.8 percent reported and 24.2 percent operational

•Late-breaking clinical science based on real-world outcomes from the EU-PORIA registry of the FARAPULSE™ Pulsed Field Ablation (PFA) System was presented at Heart Rhythm

2023, which demonstrated strong safety outcomes and high rates of freedom from recurrence of atrial fibrillation and atrial tachycardia at a median follow-up of one year.

•Presented results from the FROZEN-AF IDE study of the POLARx™ Cryoablation System at Heart Rhythm 2023, which met the safety and effectiveness endpoints of the trial.

•Completed enrollment in the WATCHMAN FLX Pro CT pilot study, a single-center study using multiple imaging modalities to assess post-procedural healing in the investigational WATCHMAN FLX™ Pro Left Atrial Appendage Closure Device for patients with non-valvular atrial fibrillation.

•Received U.S. FDA 510(k) clearance for the EMBOLD™ Soft and Packing Coils, which, along with the EMBOLD Fibered Coil, complete the EMBOLD Detachable Coil System, a peripheral embolization platform for vessel occlusion designed to simplify operator workflow and streamline inventory for hospitals.

•Received U.S. FDA 510(k) clearance for the OverStitch™ NXT System, a next-generation endoscopic suturing system that enables suture placement and soft tissue approximation during advanced endoscopic procedures.

•Received U.S. FDA approval for the Vercise™ Neural Navigator 5 Software, which when used with the Vercise Genus™ deep brain stimulation systems can help provide clinicians with simple and actionable data for efficient programming in the treatment of people living with Parkinson’s disease or essential tremor.

•Completed the purchase of a minority stake (9.9%) of M.I.Tech Co., Ltd, a publicly traded, Korea-based medical device manufacturer and distributor. M.I.Tech is the creator of HANAROSTENT™ technology, a family of conformable, non-vascular, self-expanding metal stents, which Boston Scientific has distributed in Japan since 2015.

•Elected to the company’s board of directors Dr. Jessica L. Mega, co-founder of Verily Life Sciences LLC, and Susan E. Morano, former vice president of Business Development and Strategic Operations at Johnson & Johnson MedTech.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3. Adjusted EPS excludes the impacts of certain charges (credits) which may include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items.
4.Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2023, modified our list to include all countries except the United States, Western and Central Europe, Japan, Australia, New Zealand and Canada. We have revised prior year amounts to conform to the current year's presentation.

Net sales for the second quarter by business and region:

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis	Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2023	2022
Endoscopy	$631	$560	12.7%	0.8%	13.6%	(1.9)%	11.6%
Urology	485	450	7.8%	0.6%	8.4%	—%	8.4%
Neuromodulation	244	239	2.5%	0.3%	2.8%	—%	2.8%
MedSurg	1,360	1,248	9.0%	0.6%	9.6%	(0.9)%	8.8%
Cardiology	1,704	1,517	12.3%	1.1%	13.4%	—%	13.4%
Peripheral Interventions	535	478	11.9%	1.6%	13.5%	—%	13.5%
Cardiovascular	2,239	1,996	12.2%	1.2%	13.4%	—%	13.4%
Net Sales	$3,599	$3,244	11.0%	1.0%	12.0%	(0.3)%	11.6%

			Increase/(Decrease)
	Three Months Ended June 30,		Reported Basis	Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2023	2022
U.S.	$2,110	$1,933	9.1%	—%	9.1%
EMEA	723	660	9.6%	(0.3)%	9.3%
APAC	626	530	18.0%	6.4%	24.5%
LACA	140	120	16.9%	0.5%	17.4%
Net Sales	$3,599	$3,244	11.0%	1.0%	12.0%

Emerging Markets[4]	$592	$498	18.8%	5.4%	24.2%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Third Quarter 2023

The company now estimates net sales growth for the full year 2023, versus the prior year period, to be approximately 10.5 to 11.5 percent on a reported basis, and approximately 10 to 11 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company now estimates EPS on a GAAP basis in a range of $0.87 to $0.93 and estimates adjusted EPS, excluding certain charges (credits), of $1.96 to $2.00.

The company estimates net sales growth for the third quarter of 2023, versus the prior year period, to be in a range of approximately 8.5 to 10.5 percent on a reported basis, and approximately 7 to 9 percent on an organic basis. Third quarter organic net sales guidance excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales. The company estimates EPS on a GAAP basis in a range of $0.21 to $0.25 and adjusted EPS, excluding certain charges (credits), of $0.46 to $0.48.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 7:30 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "may," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the third quarter and full year 2023; our financial performance; acquisitions; clinical trials; our business plans and product performance, and new and anticipated product approvals and launches. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: the impact of foreign currency fluctuations; future U.S. and global economic, political, competitive, reimbursement and regulatory conditions; manufacturing, distribution and supply chain disruptions and cost increases; disruptions caused by cybersecurity events; disruptions caused by extreme weather or other climate change-related events; disruptions caused by the COVID-19 pandemic on our operations and financial results; labor shortages and increases in labor costs; new product introductions; expected procedural volumes; the closing and integration of acquisitions; demographic trends; intellectual property; litigation; financial market conditions; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Emily Anderson	Investors:	Lauren Tengler
	617-515-2000 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	Emily.Anderson2@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in millions, except per share data	2023	2022	2023	2022

Net sales	$3,599	$3,244	$6,988	$6,270
Cost of products sold	1,058	1,011	2,098	1,966
Gross profit	2,542	2,233	4,891	4,304

Operating expenses:
Selling, general and administrative expenses	1,354	1,165	2,570	2,225
Research and development expenses	359	335	695	654
Royalty expense	12	11	23	23
Amortization expense	210	204	412	402
Intangible asset impairment charges	57	7	57	7
Contingent consideration net expense (benefit)	19	36	31	48
Restructuring net charges (credits)	16	11	36	14
Litigation-related net charges (credits)	—	42	—	42
	2,028	1,810	3,825	3,415
Operating income (loss)	514	423	1,066	889

Other income (expense):
Interest expense	(70)	(64)	(135)	(343)
Other, net	(18)	(14)	(61)	(46)
Income (loss) before income taxes	426	345	870	501
Income tax expense (benefit)	156	85	287	131
Net income (loss)	270	260	584	370
Preferred stock dividends	(9)	(14)	(23)	(28)
Net income (loss) attributable to noncontrolling interests	—	—	—	—
Net income (loss) attributable to Boston Scientific common stockholders	$261	$246	$561	$342

Net income (loss) per common share - basic	$0.18	$0.17	$0.39	$0.24
Net income (loss) per common share - diluted	$0.18	$0.17	$0.39	$0.24

Weighted-average shares outstanding
Basic	1,446.2	1,429.7	1,441.0	1,428.8
Diluted	1,456.2	1,437.8	1,451.1	1,438.1

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2023
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (1)
Reported	$2,542	$2,028	$514	$(88)	$426	$270	$(9)	$261	$0.18
Non-GAAP adjustments:
Amortization expense	—	(210)	210	—	210	182	—	182	0.12
Intangible asset impairment charges	—	(57)	57	—	57	54	—	54	0.04
Acquisition / divestiture-related net charges (credits)	16	(106)	122	(4)	118	175	—	175	0.12
Restructuring and restructuring-related net charges (credits)	18	(23)	42	—	42	35	—	35	0.02
Investment portfolio net losses (gains)	—	—	—	(2)	(2)	5	—	5	0.00
EU MDR implementation costs	14	(6)	20	—	20	17	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	47	—	47	0.03
Discrete tax items	—	—	—	—	—	1	—	1	0.00
Adjusted	$2,590	$1,626	$964	$(93)	$871	$786	$(9)	$777	$0.53

	Three Months Ended June 30, 2022
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (1)
Reported	$2,233	$1,810	$423	$(78)	$345	$260	$(14)	$246	$0.17
Non-GAAP adjustments:
Amortization expense	—	(204)	204	—	204	175	—	175	0.12
Intangible asset impairment charges	—	(7)	7	—	7	7	—	7	0.00
Acquisition / divestiture-related net charges (credits)	23	(67)	91	—	91	95	—	95	0.07
Restructuring and restructuring-related net charges (credits)	17	(18)	35	—	35	30	—	30	0.02
Litigation-related net charges (credits)	—	(42)	42	—	42	33	—	33	0.02
Investment portfolio net losses (gains)	—	—	—	4	4	2	—	2	0.00
EU MDR implementation costs	11	(6)	17	—	17	14	—	14	0.01
Debt extinguishment charges	—	—	—	0	0	0	—	0	0.00
Deferred tax expenses (benefits)	—	—	—	—	—	34	—	34	0.02
Discrete tax items	—	—	—	—	—	(1)	—	(1)	(0.00)
Adjusted	$2,284	$1,466	$818	$(74)	$744	$649	$(14)	$635	$0.44

(1) For the three months ended June 30, 2023 and 2022, the effect of assuming the conversion of 5.50% Mandatory Convertible Preferred Stock, Series A (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2023
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (2)
Reported	$4,891	$3,825	$1,066	$(195)	$870	$584	$(23)	$561	$0.39
Non-GAAP adjustments:
Amortization expense	—	(412)	412	—	412	357	—	357	0.25
Intangible asset impairment charges	—	(57)	57	—	57	54	—	54	0.04
Acquisition / divestiture-related net charges (credits)	27	(145)	172	6	178	242	—	242	0.17
Restructuring and restructuring-related net charges (credits)	35	(51)	86	—	86	71	—	71	0.05
Investment portfolio net losses (gains)	—	—	—	19	19	20	—	20	0.01
EU MDR implementation costs	25	(11)	36	—	36	31	—	31	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	88	—	88	0.06
Discrete tax items	—	—	—	—	—	26	—	26	0.02
Adjusted	$4,978	$3,148	$1,829	$(171)	$1,659	$1,472	$(23)	$1,449	$1.00

	Six Months Ended June 30, 2022
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Attributable to Boston Scientific Common Stockholders	Impact per Share (2)
Reported	$4,304	$3,415	$889	$(388)	$501	$370	$(28)	$342	$0.24
Non-GAAP adjustments:
Amortization expense	—	(402)	402	—	402	345	—	345	0.24
Intangible asset impairment charges	—	(7)	7	—	7	7	—	7	0.00
Acquisition / divestiture-related net charges (credits)	50	(112)	163	—	163	167	—	167	0.12
Restructuring and restructuring-related net charges (credits)	35	(29)	64	—	64	55	—	55	0.04
Litigation-related net charges (credits)	—	(42)	42	—	42	33	—	33	0.02
Investment portfolio net losses (gains)	—	—	—	11	11	7	—	7	0.00
EU MDR implementation costs	21	(12)	33	—	33	28	—	28	0.02
Debt extinguishment charges	—	—	—	194	194	149	—	149	0.10
Deferred tax expenses (benefits)	—	—	—	—	—	63	—	63	0.04
Discrete tax items	—	—	—	—	—	—	—	—	0.00
Adjusted	$4,411	$2,811	$1,599	$(183)	$1,416	$1,224	$(28)	$1,197	$0.83

(2) For the six months ended June 30, 2023 and 2022, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders. On June 1, 2023, all outstanding shares of MCPS automatically converted into shares of common stock.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q3 and FY 2023 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q3 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	8.5%	10.5%	10.5%	11.5%
Impact of foreign currency fluctuations	(0.5)%	(0.5)%	0.5%	0.5%
Operational growth	8.0%	10.0%	11.0%	12.0%
Impact of acquisitions / divestitures	(1.0)%	(1.0)%	(1.0)%	(1.0)%
Organic growth	7.0%	9.0%	10.0%	11.0%

Earnings per Share

	Q3 2023 Estimate		Full Year 2023 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.21	$0.25	$0.87	$0.93

Amortization expense	0.12	0.12	0.49	0.49
Intangible asset impairment charges	—	—	0.04	0.04
Acquisition / divestiture-related net charges (credits)	0.04	0.03	0.22	0.21
Restructuring and restructuring-related net charges (credits)	0.05	0.04	0.15	0.14
Other adjustments	0.04	0.04	0.20	0.20
Adjusted results	$0.46	$0.48	$1.96	$2.00

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share (EPS) that exclude certain charges (credits); operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income and GAAP net income attributable to Boston Scientific common stockholders, which include amortization expense, goodwill and intangible asset impairment charges, acquisition/divestiture-related net charges (credits), investment portfolio gains and losses, restructuring and restructuring-related net charges (credits), certain litigation-related net charges (credits), EU MDR implementation costs, debt extinguishment charges, deferred tax expenses (benefits) and discrete tax items. Amounts are presented after-tax using the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations in any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) attributable to Boston Scientific common stockholders and GAAP net income (loss) per common share - diluted, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) attributable to Boston Scientific common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.